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                            ATLANTA GAS LIGHT COMPANY
                 FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1996



Subsidiaries of the Registrant



         Atlanta Gas Light Company has one (1) active wholly owned subsidiary, Chattanooga Gas Company, a Tennessee Corporation.

         Financial statements of the subsidiary are included in the consolidated financial statements which are a part of Atlanta Gas Light Company's Form 10-K.